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                                                                     EXHIBIT 4.6

                                STOCK OPTION PLAN
                          OF STREET TECHNOLOGIES, INC.

                              AMENDED AND RESTATED
                                 EFFECTIVE AS OF
                                OCTOBER 10, 1997

                                   ARTICLE 1.

                                     PURPOSE

         The purpose of the Stock Option Plan of Street Technologies, Inc. (the "Plan") is to enhance the profitability and value of Street Technologies, Inc. (the "Company") for the benefit of its stockholders by enabling the Company to grant Stock Options to employees, consultants and advisors of the Company and its Designated Affiliates, and to create a means to raise the level of stock ownership by such employees, consultants and advisors in order to attract, retain and reward such employees, consultants and advisors. The Plan was originally effective on January 29, 1996, and is amended and restated in its current form as of October 10, 1997. Any awards granted under the Plan prior to October 10, 1997 and on or after January 29, 1996, shall be governed by the terms of the Plan as contained herein.

                                   ARTICLE 2.

                                   DEFINITIONS

         For purposes of the Plan, the following terms shall have the following meanings:

                  2.1. "Affiliate" shall mean (i) any corporation (other than the Company) or limited liability company in an unbroken chain of corporations or limited liability companies ending with the Company, if each corporation or limited liability company owns stock or membership interests (as applicable) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or membership interests (as applicable) in one of the other corporations or limited liability companies in such chain, or (ii) any corporation (other than the Company) or limited liability company in an unbroken chain of corporations or limited liability companies beginning with the Company, if each corporation or limited liability company (other than the last corporation or limited liability company in the unbroken chain), owns stock or membership interests (as applicable) possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or membership interests (as applicable) in one of the other corporations or limited liability companies in such chain. With respect to Incentive Stock Options, the term "Affiliate" shall mean a subsidiary corporation (within the meaning of Section 424(f) of the Code and a parent corporation (within the meaning of Section 424(e) of the Code).

                  2.2. "Board" shall mean the Board of Directors of the Company.

                  2.3. "Cause" shall mean the occurrence of any of the following circumstances, as determined by the Committee in its sole discretion:
         (i) habitual neglect by a Participant with respect to his obligations and duties, which continues after a written notice specifically identifying such conduct is delivered to the Participant; (ii) dishonesty, gross negligence or misconduct in connection with a Participant's employment with the Company or an Affiliate; or (iii) breach of fiduciary duty to the Company or an Affiliate by a Participant.

                  2.4. "Change of Control" shall have the meaning set forth in Article 8.

                  2.5. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  2.6. "Committee" shall mean a committee of the Board appointed from time to time by the Board, which committee shall consist of two
         (2) or more directors. Solely to

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         the extent required by Rule 16b-3 promulgated under Section 16(b) of the Exchange Act or any successor provisions ("Rule 16b-3"), each director on the Committee shall be a "non-employee director" as defined in Rule 16b-3. If and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 and such rule is applicable, such noncompliance with the requirements of Rule 16b-3 shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

                  2.7. "Common Stock" means the common stock, $.01 par value per share, of the Company.

                  2.8. "Designated Affiliate" shall mean any Affiliate of the Company designated by the Board as eligible to grant Options under the Plan.

                  2.9. "Disability" shall mean a Participant's inability to perform his duties for a period of more than six (6) consecutive months as a result of an incapacity due to a physical or mental illness, as determined by the Committee in its sole discretion.

                  2.10. "Effective Date" shall mean the effective date of the Plan as defined in Article 13.

                  2.11. "Eligible Individuals" shall mean the employees, consultants or advisors of the Company and its Designated Affiliates who are eligible pursuant to Article 5 to be granted Stock Options under the Plan.

                  2.12. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  2.13. "Fair Market Value" for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, (i) if the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value as set in good faith by the Committee, or (ii) the last sales price reported for the Common Stock on the applicable date (a) as reported on the principal national securities exchange on which it is then traded, or (b) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. For purposes of the grant of any Stock Option, the applicable date shall be the date for which the last sales price is available at the time of grant.

                  2.14. "Incentive Stock Option" shall mean a Stock Option awarded under this Plan intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

                  2.15. "Nonqualified Stock Option" shall mean any Stock Option awarded under this Plan that is not an Incentive Stock Option.

                  2.16. "Participant" shall mean any Eligible Individual who has been granted a Stock Option pursuant to Article 6.

                  2.17. "Retirement" shall mean a Termination of Employment without Cause from the Company and its Affiliates by a Participant who has attained (i) at least age fifty-nine and one-half (59 1/2), or (ii) such earlier date after age fifty-five (55) as approveD by the Board with regard to such Participant.

                  2.18. "Stock Option" or "Option" shall mean any option to purchase shares of


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         Common Stock granted to an Eligible Individual pursuant to Article 6.

                  2.19. "Ten Percent Stockholder" shall mean any person owning Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, as defined in Section 422 of the Code.

                  2.20. "Termination of Consultancy" shall mean, with respect to a consultant or advisor, that the consultant or advisor is no longer acting as a consultant or advisor to the Company and its Affiliates. In the event that an entity shall cease to be a Affiliate, there shall be deemed a Termination of Consultancy of an individual who is not otherwise a consultant or advisor of the Company or another Affiliate at the time the entity ceases to be a Affiliate.

                  2.21. "Termination of Employment" shall mean a termination of service (for reasons other than a military or personal leave of absence granted by the Company or an Affiliate) of a Participant from the Company and its Affiliates. In the event that an entity shall cease to be a Affiliate, there shall be deemed a Termination of Employment of an individual who is not otherwise an employee of the Company or another Affiliate at the time the entity cease to be a Affiliate.

                  2.22. "Transfer" or "Transferred" or "Transferable" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

                  2.23. "Withholding Election" shall have the meaning set forth in Section 12.4.


                                   ARTICLE 3.

                                 ADMINISTRATION

         3.1. THE COMMITTEE. The Plan shall be administered and interpreted by the Committee.

         3.2. AWARDS. The Committee shall have full authority to grant Stock Options to Eligible Employees, pursuant to the terms of the Plan. In particular, the Committee shall have the authority:

                  (a) to select the Eligible Individuals to whom Stock Options may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Stock Options are to be granted hereunder to one or more Eligible Individuals;

                  (c) to determine, in accordance with the terms of the Plan, the number of shares of Common Stock to be covered by each Stock Option granted to an Eligible Individual;

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Stock Option granted hereunder to an Eligible Individual (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof and the shares of Common Stock relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

                  (e) to determine whether and under what circumstances a Stock Option may be


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         settled in cash and/or Common Stock under Section 6.2(d);

                  (f) to determine whether, to what extent and under what circumstances to provide loans (which shall be on a recourse basis and shall bear a reasonable rate of interest) to Eligible Individuals in order to exercise Stock Options under the Plan; and

                  (g) to determine whether to require Eligible Individuals, as a condition of the granting of any Stock Option, to not sell or otherwise dispose of shares acquired pursuant to the exercise of an Option for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option.

         3.3. GUIDELINES. Subject to Article 9 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3 (if any). The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws.

         3.4. DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

         3.5. RELIANCE ON COUNSEL. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

         3.6. PROCEDURES. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company, shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         3.7. DESIGNATION OF CONSULTANTS/LIABILITY.

                  (a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

                  (b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the


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         engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Options granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Stock Options granted to him under the Plan.



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                                   ARTICLE 4.

                           SHARE AND OTHER LIMITATIONS

         4.1. SHARES.

                  (a) GENERAL LIMITATION. The aggregate number of shares of Common Stock which may be issued under the Plan with respect to which Stock Options may be granted shall not exceed three million one hundred thousand (3,100,000) shares (subject to any increase or decrease pursuant to Section 4.2) which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Stock Option granted under the Plan expires, terminates or is cancelled for any reason without having been exercised in full or if the Company repurchases any Option pursuant to
         Section 6.2(f) or shares of Common Stock issued upon exercise of an Option, the number of shares of Common Stock underlying the repurchased Option, and/or the number of shares of Common Stock underlying any unexercised Option shall again be available under the Plan.

                  (b) RULE 701. Notwithstanding the foregoing, unless and until the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, Options are intended to be granted in accordance with the restrictions of Rule 701. To the extent required under Rule 701, no Options shall be granted if the granting of such awards would cause the amount of securities offered and sold in reliance on Rule 701 to exceed the greater of $500,000 or an amount determined under clause (i) or (ii) as follows:

                                    (i)     the aggregate offering price of
         securities of the Company subject to outstanding offers made in reliance of Rule 701 plus the securities of the Company sold in the preceding twelve (12) months in reliance on Rule 701 shall not exceed fifteen percent (15%) of the total assets of the Company measured at the end of the Company's last fiscal year; or

                                    (ii)    the number of securities of the
         Company subject to outstanding offers made in reliance on Rule 701 plus securities of the Company sold in the preceding twelve (12) months in reliance on Rule 701 shall not exceed fifteen percent (15%) of the outstanding securities of that class.

                  The outstanding securities of a class shall include securities of that class issuable pursuant to the exercise of outstanding options, warrants, rights or conversion of convertible securities unless such options, warrants, rights or conversion of convertible securities were issued under Rule 701. In no event shall the aggregate offering price of securities of the Company subject to outstanding options made in reliance on Rule 701 plus the sale price of securities of the Company sold in the preceding twelve (12) months in reliance on Rule 701 exceed $5,000,000. Notwithstanding anything herein to the contrary, to the extent that Rule 701 is amended, this Section 4.1(b) shall be deemed to be amended accordingly to reflect the revised requirements under Rule 701.

         4.2. CHANGES.

                  (a) The existence of the Plan and the Stock Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting

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         Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

                  (b) In the event of any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock of capital stock other than Common Stock, reclassification of its capital stock, issuance of warrants or options to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company's assets or business, or any similar change affecting the Company's capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise of an outstanding Option granted under the Plan and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executors, administrators, successors and assigns.

                  (c) Fractional shares of Common Stock resulting from any adjustment in Options pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

                  (d) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

                  If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Options pursuant to this Section 4.2(d), then the provisions of Section 4.2(b) shall apply.

         4.3. PURCHASE PRICE. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than as permitted under applicable law.



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                                   ARTICLE 5.

                                   ELIGIBILITY

                  Employees, consultants and advisors of the Company and Designated Affiliates are eligible to be granted Stock Options under the Plan. Notwithstanding the foregoing, only employees are eligible to be granted Incentive Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.


                                   ARTICLE 6.

                                  STOCK OPTIONS

         6.1. OPTIONS. Each Stock Option granted hereunder shall be one of two types: (i) an Incentive Stock Option (available for grant only to employees) or (ii) a Nonqualified Stock Option.

         6.2. TERMS OF OPTIONS. Options granted under Article 6 of this Plan shall be subject to Article 7 and the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

                           (a) OPTION PRICE. The option price per share of Common Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value of the share of Common Stock at the time of grant; provided, however, if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. Notwithstanding the foregoing, if an Option is modified, extended or renewed and, thereby, deemed to be the issuance of a new Option under the Code, the exercise price of an Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal.

                           (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

                           (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

                           (d) METHOD OF EXERCISE. Subject to whatever installment exercise and waiting period provisions apply under subsection (c) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form, or such other arrangement for the satisfaction of the purchase price, as the Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made (i) in the form of Common Stock withheld from the shares to be received on the exercise of a Stock Option hereunder, Common


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         Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Stock on the payment date as determined by the Committee or (ii) if the Common Stock is traded on a national securities exchange or automated quotation system, through a cashless exercise procedure whereby the Participant delivers irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price. No shares of Common Stock shall be issued until payment, as provided herein, therefor has been made or provided for.

                           (e) INCENTIVE STOCK OPTION LIMITATIONS. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Individual during any calendar year under the Plan and/or any other stock option plan of the Company or any Affiliate exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

                  Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

                           (f) BUY OUT AND SETTLEMENT PROVISIONS. The Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

                           (g) FORM, MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan (provided that the rights of a Participant are not reduced without his consent), or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised).

                           (h) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting "reloads" such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes ("Reloads"). With respect to Reloads, the exercise price of the new Option shall be the Fair Market Value on the date of the "reload" and the term of the Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.


         6.3. TERMINATION OF EMPLOYMENT/TERMINATION OF CONSULTANCY. The following rules apply with regard to Options upon the Termination of Employment or Termination of Consultancy of a Participant:

                  (a) TERMINATION BY REASON OF DEATH. If a Participant's Termination of Employment or Termination of Consultancy is by reason of death, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant's estate are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's death, by the legal representative of the estate at any time within a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.


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                  (b) TERMINATION BY REASON OF DISABILITY OR RETIREMENT. If a
         Participant's Termination of Employment or Termination of Consultancy is by reason of Disability or Retirement, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of one (1) year from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies within such exercise period, any unexercised Stock Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year (or such other period as the Committee may specify at grant or, if no rights of the Participant's estate are reduced, thereafter) from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option.

                  (c) INVOLUNTARY TERMINATION WITHOUT CAUSE. If a Participant's Termination of Employment or Termination of Consultancy is by involuntary termination without Cause, any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

                  (d) VOLUNTARY TERMINATION. If a Participant's Termination of Employment or Termination of Consultancy is voluntary and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment or Termination of Consultancy for Cause (without regard to any notice or cure period requirements), any Stock Option held by such Participant, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, may be exercised, to the extent exercisable at the Participant's Termination of Employment or Termination of Consultancy, by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of such Stock Option.

                  (e) TERMINATION FOR CAUSE. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, if a Participant's Termination of Employment or Termination of Consultancy (i) is for Cause or (ii) is a voluntary termination (as provided in subsection (d) above) within ninety (90) days after an event which would be grounds for a Termination of Employment or Termination of Consultancy for Cause, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination.


                                   ARTICLE 7.

                               NON-TRANSFERABILITY

         No Stock Options shall be Transferable by a Participant otherwise than by will or by the laws of descent and distribution. All Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter that a Nonqualified Stock Option that is otherwise not Transferable pursuant to this Article 7 is Transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

                                   ARTICLE 8.

                          CHANGE OF CONTROL PROVISIONS

         8.1. BENEFITS. In the event of a Change of Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of a Stock Option, the Participant shall be entitled to the following benefits:

                  (a) Subject to paragraph (b) below, all outstanding Stock Options granted prior to the Change of Control shall be fully vested and immediately exercisable in their entirety as of the date of the Change of Control. The Committee, in its sole discretion, may provide for the purchase of any Stock Options by the Company for an amount of cash equal to the excess of the Change of Control price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 8.1, Change of Control price shall mean the higher of
         (i) the highest price per share of Common Stock paid in any transaction related to a Change of Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty
         (60) day period preceding a Change of Control.

                  (b) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise at the time an Option is granted to a Participant hereunder, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change of Control, that the Options shall be honored or assumed, or new rights substituted therefor (each such honored, assumed or substituted option hereinafter called an "Alternative Option"), by a Participant's employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Option must meet the following criteria:

                  (i) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change of Control;

                  (ii) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or better exercise schedule; and

                  (iii) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change of Control).

                  For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury Regulation Section 1.425-1.

         8.2. CHANGE OF CONTROL. A "Change of Control" shall mean the occurrence of any of the following:

                  (a) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any subsidiary of the Company, any employee benefit plan sponsored or maintained by the Company or its subsidiaries (including any trustee of any such plan acting in his capacity as trustee), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing more than fifty percent (50%) of the total combined voting power of the Company's then outstanding securities;

                  (b) the merger, consolidation or other business combination of the Company (a "Transaction"), other than a Transaction involving only the Company and one or more of its subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity;

                  (c) during any period of two (2) consecutive years beginning on or after the Effective Date, the persons who were members of the Board immediately before the beginning of such period (the "Incumbent Directors") ceasing (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that, any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if such director was elected to the board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a- 11 of Regulation 14A promulgated under the Exchange Act or any successor provision) or other actual or threatened solicitation of proxies or contests by or on behalf of a person other than a member of the Board; or

                  (d) the approval by the stockholders of the Company of any plan of complete liquidation of the Company or an agreement for the sale of all or substantially all of the Company's assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

         8.3. INITIAL PUBLIC OFFERING NOT A CHANGE IN CONTROL. For purposes of the Plan, an initial public offering of the Common Stock of the Company shall not be deemed to be a Change of Control.


                                   ARTICLE 9.

                      TERMINATION OR AMENDMENT OF THE PLAN

         Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Stock Options granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware, solely to the extent required by the applicable provisions of Rule 16b-3 or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (ii) change the classification of employees, consultants and advisors eligible to receive Stock Options under the Plan; (iii) extend the maximum option period under
Section 6.2; or (iv) require stockholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3 or, with regard to Incentive Stock Options, Section 422 of the Code. In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan or to make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company.

         The Committee may amend the terms of any Stock Options theretofore granted, prospectively or retroactively, but, subject to Article 4 above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder's consent.


                                   ARTICLE 10.

                  COMPANY CALL RIGHTS; RIGHTS OF FIRST REFUSAL

                  10.1.    COMPANY CALL RIGHTS; RIGHTS OF FIRST REFUSAL.

                           (a) COMPANY CALL RIGHTS. (i) In the event of
         Termination of Employment or Termination of Consultancy for Cause, the Company may repurchase from the Participant any shares of Common Stock previously acquired by the Participant through the grant of an Option under this Plan at a repurchase price equal to the lesser of (a) the original purchase price or exercise price (as applicable), if any, or
         (b) Fair Market Value as of the date of termination.

                                    (ii)    In the event of a Termination of
         Employment or Termination of Consultancy for any reason other than for Cause (including termination due to Retirement, death, Disability, involuntary termination without Cause or resignation), the Company shall either (i) repurchase from the Participant each outstanding Stock Option based on the difference between the exercise price of a share of Common Stock relating to such Option and the Fair Market Value of a share of Common Stock on the date of termination or (ii) repurchase from the Participant any shares of Common Stock previously acquired by the Participant through the grant of an Option under this Plan at a repurchase price equal to Fair Market Value as of the date of termination.

                           (b) RIGHT OF FIRST REFUSAL. No Participant shall, directly or indirectly, Transfer any shares of Common Stock acquired by the Participant (or his or her estate or legal representative) through the grant of an Option under this Plan, unless in each such instance the Participant (or his or her estate or legal representative) shall have first offered the Common Stock proposed to be Transferred pursuant to a bona fide offer to a third party to the Company. The right of first refusal must be exercised by the Company by delivering to the Participant (or his or her estate or legal representative) written notice of such exercise within twenty (20) business days of the Company's receipt of written notification of the proposed sale. Upon the exercise of a right of first refusal, the Common Stock proposed to be sold shall be purchased by the Company at the price per share offered to be paid by the prospective transferee, subject to paragraph
         (a) above in the case of a Participant's Termination of Employment or Termination of Consultancy. The notice of exercise of the right of first refusal shall specify the date and location for the closing of such purchase.

                           (c) Notwithstanding the foregoing, the Company shall cease to have rights pursuant to this Article 10 following an initial public offering of the Common Stock of the Company.


                                   ARTICLE 11.

                                  UNFUNDED PLAN

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

                                   ARTICLE 12.

                               GENERAL PROVISIONS

         12.1. LEGEND. The Committee may require each person receiving shares pursuant to the exercise of a Stock Option under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof, and that any subsequent offer for sale or sale of any such shares of Common Stock shall be made either pursuant to (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement shall have become effective and shall be current with respect to the shares of Common Stock being offered and sold, or
(ii) a specific exemption from the registration requirements of the Securities Act of 1933, and that in claiming such exemption the Participant will, prior to any offer for sale or sale of shares of Common Stock, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

         All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         12.2. OTHER PLANS. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         12.3. NO RIGHT TO EMPLOYMENT. Neither the Plan nor the grant or exercise of any Stock Options hereunder shall give any Participant or other employee any right with respect to continuance of employment or engagement as a consultant or advisor by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee, consultant or advisor is employed or engaged to terminate his employment or consultancy at any time.

         12.4. WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned.

         12.5.    LISTING AND OTHER CONDITIONS.

                  (a) If the Common Stock becomes listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to the exercise of an Option shall be conditioned upon such shares being listed on such exchange or system.

                  (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to the exercise of an Option is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

                  (c) Upon termination of any period of suspension under this
         Section 12.5, any Stock Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         12.6. STOCKHOLDERS AGREEMENT. As a condition to the receipt of shares of Common Stock pursuant to an Option under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder's agreement or such other documentation which shall set forth certain restrictions on transferability of the shares of Common Stock acquired upon exercise or purchase, a right of first refusal of the Company with respect to such shares, the right of the Company to purchase Common Stock in accordance with the Plan and such other terms as the Board or Committee shall from time to time establish. Such stockholder's agreement shall apply to all Common Stock acquired under the Plan.

         12.7. GOVERNING LAW. The Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         12.8. CONSTRUCTION. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

         12.9. OTHER BENEFITS. No Stock Option granted or exercised under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

         12.10. COSTS. The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to the exercise of any Stock Options hereunder.

         12.11. NO RIGHT TO SAME BENEFITS. The provisions and terms of Options need not be the same with respect to each Participant, and the Options granted to individual Participants need not be the same in subsequent years.

         12.12. DEATH/DISABILITY. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan. If the Committee shall find, without any obligation or responsibility of any kind to do so, that any person to whom payment is payable under this Plan is unable to care for his or her affairs because of disability, illness or accident, any payment due may be paid to such person's duly appointed legal representative in such manner and proportions as the Committee may determine, in it sole discretion. Any such payment shall be a complete discharge of the liabilities of the Committee and the Board under this Plan.

         12.13. SECTION 16(B) OF THE EXCHANGE ACT. In the event the Company becomes publicly held, all elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with any applicable exemption conditions under Rule 16b-3. To the extent applicable, the Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

         For purposes of this Section 12.13 the Company shall be deemed publicly held when and if the Company has a class of common equity securities registered under Section 12 of the Exchange Act.

         12.14. SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         12.15. HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

         12.16. RULE 701. Except as the Company or Committee shall otherwise determine, this Plan is intended to comply with Rule 701 of the Exchange Act, and any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.


                                   ARTICLE 13.

                             EFFECTIVE DATE OF PLAN


         The Plan is effective as of January 29, 1996, and is amended and restated in its current form as of October 10, 1997, subject to and conditioned upon any required approval by the stockholders of the Company in the manner set forth by any applicable law, registration or stock exchange rule.

                                   ARTICLE 14.

                                  TERM OF PLAN

         No Stock Option shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan (I.E., January 29, 2006) (or such earlier termination of the Plan), but Stock Options granted prior to such date may extend beyond that date.